Exhibit 99.1

IceWEB™ Announces First Quarter Financial Results

HERNDON, Va. - (BUSINESS WIRE) - February 17, 2009, - IceWEB, Inc. (OTCBB:IWEB), www.IceWEB.com, today announced financial results for its fiscal first quarter which ended December 31, 2008. Revenue for the first quarter totaled $1,741,000 compared to $4,213,000 for the same period in 2007. Gross profit margin rose during the same period almost 100% from 14% to 27.2%. Total gross margin for the first quarter was $472,913. First quarter total operating expenses were $936,000, $501,000 of which were non-cash items. After adjusting for non-cash items and interest expense, the Company’s pro-forma EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the quarter resulted in a $38,000 compared to ($154,700) in Q1 of fiscal 2008.

John R. Signorello, Chairman and Chief Executive Officer of IceWEB, Inc., stated, “Our first quarter results are the direct result of strategic initiatives we’ve taken to drastically reduce the corporation’s fixed operational costs. Concurrently, we continue to expand our sales, R&D, and marketing efforts on our high-margin INLINE storage products and our IceWEB Online business units.

Signorello continued, “Our vision is clear and concise – continue to gain market share and profits in the fast-growing GIS (Geographical Information Systems) market place with our high-performance GIS storage solutions. Our GIS business growth is also being fueled by the strong business alliances we’ve formed with some of the GIS market leaders.

Q1 2009 Highlights

•	Compared to Q1 2008, in Q1 2009...
o	Gross Profits increased to 27.2% from 14%.
o	Operating Expenses were reduced by 16%
o	R&D investments went to $81,000 from $0.
o	EBITDA went to a profitable $38,000 from ($154,700)
•	Interest rates on current loan reduced by 25%
•	Company receive Sarbanes Oxley corporate compliance certificate

Going forward, the Company projects growing revenues with commensurate gross profits for the remainder of 2009 and beyond.

Non-Cash Items

In Q1 there was approximately $501,000 in non-cash expenses; $176,248 in depreciation and amortization, $292,488 from FAS123(R) and stock based compensation, and $32,264 in deferred financing costs. The Company uses the Black-Scholes model for calculating FAS123(R) expense, which relates to stock options and other equity awards given to our employees. The non-cash expense calculated at the time of an option grant is recognized over the vesting period of the option and has no impact on cash flows. FAS123(R) expenses are estimated to be approximately $160,000 per quarter, through the end of this fiscal year.

ICEWEB, Inc.

Consolidated Balance Sheets

CURRENT ASSETS:	December 31, 2008	September 30, 2008 (1)
Cash	$3,498	$4,780
Accounts receivable, net of allowance for doubtful accounts of $9,000	3,794,162	3,094,110
Inventory, net	461,055	400,312
Other current assets	16,807	21,572
Prepaid expenses	55,308	55,155
	4,330,830	3,575,929

OTHER ASSETS:
Property and equipment, net of accumulated depreciaton of $1,542,871	1,091,968	1,169,369
Deposits	61,418	61,418
Intangible assets, net of accumulated amortization of $542,047	1,048,882	1,132,612
Total Assets	$6,533,098	$5,939,328

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,865,191	$7,762,872
Notes payable	1,842,055	1,372,565
Deferred revenue	14,396	13,164
	9,721,642	9,148,601

Long-Term Liabilities
Notes Payable	1,145,921	956,520
Total Liabilities	10,867,563	10,105,121

Stockholders’ Deficit
Preferred stock ($.001 par value; 10,000,000 shares authorized) Series A convertible preferred stock ($.001 par value; 0 shares issued and outstanding)	—	—
Series B convertible preferred stock ($.001 par value; 1,253,334 shares issued and outstanding)	1,253	1,253
Common stock ($.001 par value; 1,000,000,000 shares authorized; 30,979,369 shares issued and 30,816,669 shares outstanding)	30,981	24,690
Additional paid in capital	16,437,291	15,953,221
Accumulated deficit	(20,790,990)	(20,131,957)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total stockholders’ deficit	(4,334,465)	(4,165,793)

Total Liabilities and stockholders’ deficit	$6,533,098	$5,939,328

(1)	Derived from audited financial statements

See notes to unaudited consolidated financial statements

ICEWEB, Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,
	2008	2007

Sales	$1,740,588	$4,212,732

Cost of sales	1,267,675	3,613,816

Gross profit	472,913	598,916

Operating expenses:
Marketing and selling	11,244	29,405
Depreciation and amortization	176,248	75,831
Research and development	81,665	—
General and administrative	667,059	1,006,948

Total Operating Expenses	936,216	1,112,184

Loss From Operations	(463,303)	(513,268)

Other income (expenses):
Interest income	483	924
Interest expense	(196,214)	(97,636)

Total other income (expenses):	(195,731)	(96,712)

Net loss	$(659,034)	$(609,980)

Basic and diluted loss per common share	$(0.02)	$(0.05)

Weighted average common shares outstanding – basic and diluted	28,855,635	13,305,466

See notes to unaudited consolidated financial statements

ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
	2008	2007

NET CASH PROVIDED/(USED) IN OPERATING ACTIVITIES	$(842,930)	$724,231

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,119)	(9,892)
Cash used in acquisitions, net	—	(1,538,407)
NET CASH USED IN INVESTING ACTIVITIES	(15,119)	(1,548,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of equipment financing	(26,586)	(21,480)
Proceeds from notes payable - related party	—	1,482
Repayment of notes payable - related party	—	(8,540)
Proceeds from notes payable	1,972,131	2,812,247
Proceeds from exercise of common stock options	600	—
Payments on notes payable	(1,089,378)	(2,393,414)

NET CASH PROVIDED BY FINANCING ACTIVITIES	856,767	390,295

NET DECREASE IN CASH	(1,282)	(433,773)

CASH - beginning of period	4,780	1,092,470

CASH - end of period	$3,498	$658,697

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$148,647	$97,636
Income taxes	—	—

Non-cash transactions affecting investing and financing activities:
Conversion of shares of preferred stock to shares of common stock	—	456,667

Acquisition details:
Fair value of assets acquired	$—	$2,688,795
Intangible assets	$—	$1,215,450
Liabilities assumed	$—	$(614,668)
Common stock issued in connection with acquisition	$—	$876,846

See notes to unaudited consolidated financial statements

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About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets storage solutions and on-line application services. Additionally it is a leading source for best-of-class security products, services and solutions offered in partnership with a wide range of global technology leaders. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit www.IceWEB.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of the Company’s stock; and the risk factors set forth from time to time in the Company’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. IceWEB takes no obligation to update or correct forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

703-344-0951 or email at investor@iceweb.com